SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 23, 2004
                       (Date of earliest event reported)


                                 USF CORPORATION
             (Exact name of registrant as specified in its charter)

 Delaware                         0-19791                  36-3790696
(State or other  jurisdiction    (Commission File  No.)   (IRS  Employer
of incorporation or organization)                         Identification Number)

8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois   60631
(Address of principal executive offices)                  (Zip Code)

                                 (773) 824-1000
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On December 23, 2003, Idealease Services, Inc. ("Idealease") filed a complaint against USF Logistics Services, Inc. ("Logistics"), a subsidiary of USF Corporation, in the Circuit Court of Cook County in Chicago, Illinois. Idealease is asking the court to require Logistics to specifically perform an alleged contractual obligation to buy back from Idealease a fleet of vehicles it claims is valued at approximately $14.5 million or to pay Idealease that amount. Idealease also contends that Logistics is liable for $556,710 in lease payments and that certain riders to a lease agreement are invalid due to a lack of consideration. Logistics intends to deny the material allegations in the Idealease complaint and vigorously contest the lawsuit in court.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                              USF CORPORATION


Date:  January 23, 2004            By:  /s/ Richard C. Pagano
                                        -------------------------------
                                   Name:    Richard C. Pagano
                                   Title:   Senior Vice President,
                                            General Counsel & Secretary